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                                                                     EXHIBIT 3.2

                            BY-LAWS OF CLARCOR INC.
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                                   ARTICLE I
                                    OFFICES

    Section 1.1. REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof is The Corporation Trust Company.

    Section 1.2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

    Section 2.1. ANNUAL MEETING. The annual meeting of the shareholders shall be held in March each year on such day during that month as shall be determined by the Board of Directors, which day and the time of such meeting shall be stated in the Notice of such meeting. The purpose of the annual meeting shall be to elect directors and to transact such other business as may come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of the shareholders as soon thereafter as convenient.

    Section 2.2. SPECIAL MEETINGS. Any action required or permitted to be taken by the shareholders of the corporation must be effected at a duly called annual or special meeting of shareholders of the corporation and may not be effected by any consent in writing by such shareholders. Special meetings of shareholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, upon not less than 10 nor more than 50 days' written notice.
Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 75% of the shares of the corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 2.2.

    Section 2.3. PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Delaware, as a place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation in Illinois.

    Section 2.4. NOTICE OF MEETINGS. Written or printed Notice stating the place, date and hour of each annual or special meeting of the shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 or more than 50 days before the date of the meeting. (See also Article IV).

    Section 2.5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for at least ten days, or in the case of any meeting of shareholders, at least thirty days, and for not more than sixty days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance, a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in the case of a meeting of shareholders, not less than thirty days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record
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date  is fixed for  the determination of  shareholders entitled to  notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the day next preceding the day on which notice is given, or the close of business on the day on which the Board of Directors adopts the resolution declaring such dividend, as the case may be, shall be the record date for the determination of shareholders.

    Section 2.6. SHAREHOLDER LIST. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least ten day before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and number of shares held by each. Such list shall be open to examination by any shareholder of the corporation during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and subject to the inspection of any such shareholder who may be present.

    Section 2.7. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the shareholders of the corporation for the transaction of business, except as otherwise provided by statute or these By-Laws. If a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting if the adjournment is for thirty days or less or unless after the adjournment a new record date is fixed, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

    Section 2.8. PROXIES. At every meeting of the shareholders, each shareholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than three years prior to such meeting, unless such proxy provides for a longer period, and shall be filed with the Secretary of the corporation before, or at the time of the meeting.

    Section 2.9. VOTING. At every meeting of the shareholders, each shareholder shall be entitled to one vote for each share of stock entitled to vote thereat which is registered in the name of such shareholder on the books of the corporation. When a quorum is present at any meeting of the shareholders, the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be sufficient for the transaction of any business, unless otherwise provided by statute, the Certificate of Incorporation or these By-Laws. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot. At any meeting of shareholders, the Chairman of the meeting may, or upon the request of any shareholder, shall appoint one or more persons as inspectors for such meeting to ascertain and report the number of shares represented at the meeting based upon their determination of validity and effect of proxies, count all votes and report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all shareholders. Each report of an inspector shall be in writing and signed by him or by a majority of them, if there be more than one inspector acting at such meeting, such majority report being the report of the inspectors in such case. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be a prima facie evidence thereof and shall be accepted by the Chairman of the meeting for the conduct thereof unless he shall be otherwise advised by counsel for the corporation.

    Section 2.10.  VOTING  OF CERTAIN SHARES.   Shares standing  in the name  of
another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the By-Laws of

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such corporation may  prescribe or,  in the absence  of such  provision, as  the
Board of Directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by his administrator, executor, guardian or conservator as the case may be, either in person or by proxy. Shares standing in the name of a trustee and entitled to vote may be voted by such trustee, either in person or by proxy to the full extent provided by Delaware law. Shares standing in the name of a receiver and entitled to vote may be voted by such receiver. A shareholder some or all of whose shares, otherwise entitled to vote, are pledged shall be entitled to vote such shares unless, in the transfer of such pledged shares on the books of the corporation, such shareholder as pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such stock and bote thereon. Shares standing in the name of two or more persons and shares with two or more persons having the same fiduciary relationship respecting such shares shall be voted in accordance with the provisions of Section 217(b) of the Delaware General Corporation Law.

    Section 2.11. TREASURY STOCK. Shares of its own stock belonging to this corporaton or to another corporation, if a majority of the shares entitled to vote in the election of directors of such corporation is held by this corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares. Nothing in this section shall be construed as limiting the right of this corporation to vote shares of its own stock held by it in a fiduciary capacity.

    Section 2.12. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible for election as Directors at any meeting of shareholders. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2.12. Such nominations, other than those made by or at the direction of the Board of Directors shall be made pursuant to timely notice in proper written form to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, shareholder's notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being nominated as a Director and to serving as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation's books, of such shareholder and (ii) the class and number of shares of stock of the corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.12. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws; and in that event the defective nomination shall be disregarded.

    Section  2.13.   NOTICE OF  SHAREHOLDER PROPOSALS.   At  any meeting  of the
shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly

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brought  before a meeting, business  must be (a) specified  in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books. of the shareholder proposing such business,
(c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any meeting of shareholders except in accordance with the procedures set forth in this Section 2.13. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.13, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                  ARTICLE III
                                   DIRECTORS

    Section 3.1. NUMBER AND ELECTION. The number of directors which shall constitute the whole Board shall be not less than nine. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The Directors shall be divided into three classes, as nearly equal in number as possible, with respect to the time for which they shall severally hold office. Directors of the First Class first chosen shall hold office for one year or until the first annual election; Directors of the Second Class first chosen shall hold office until the second annual election; and Directors of the Third Class shall hold office until the third annual election. In each annual election or adjournment thereof, the successors to the Class of Directors whose terms shall expire at that time shall be elected to hold office for terms of three years so that the term of office of one class of Directors shall expire in each year. Each Director elected shall hold office until his successor shall be elected and shall qualify. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 75% of the shares of this corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.1.

    Section 3.2.  REGISTRATION AND VACANCIES.

    (a) RESIGNATIONS. Any Director may resign at any time by giving written notice to the Board of Directors or to the President. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    (b) NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights of the holders of any series of Preferred Stock, then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death,

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resignation, retirement, disqualification,  removal from office  or other  cause shall be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires.

    (c)   REMOVAL.   Subject to  the  rights of  the holders  of any  series  of
Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the shares of this corporation entitled to vote for the election of directors.

    (d) AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 75% of all of the shares of this corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.2.

    Section 3.3. MANAGEMENT OF AFFAIRS OF CORPORATION. The property and business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders. In case the corporation shall transact any business or enter into any contract with a director, or with any firm of which one or more of its directors are members, or with any trust, firm, corporation or association in which any director is a shareholder, director or officer or otherwise interested, such directors shall be severally under the duty of disclosing all material facts as to their interest to the remaining directors promptly if and when such interested directors shall become advised of the circumstances; and no such contract or transaction shall be void or voidable solely by reason of such disclosed interest or solely because such interested director was present at or participated in the meeting of the board or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if the board or committee thereof in good faith authorizes such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or directors. In the case of continuing relationships in the normal course of business, such disclosure shall be deemed effective, when once given, as to all transactions and contracts subsequently entered into.

    Section 3.4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held without other notice than this By-Law immediately after the Annual Meeting of Shareholders, and on the last Tuesday of June, September, and December at the principal office of the corporation in the State of Illinois or at such other place within or without the State of Delaware as the Chairman of the Board or the President may designate and which shall be set forth in a notice of said meeting. In the event the date of any regular meeting is a holiday, such meeting shall be held the next succeeding business day.

    Section 3.5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or by a majority of the Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

    Section 3.6. NOTICE OF SPECIAL MEETINGS. Except as otherwise prescribed by statute, written notice of the time and place of each special meeting of the Board of Directors shall be given at least one day prior to the time of holding the meetings. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by statute neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice, or waiver of notice of such meeting. (See also Articles IV and X.)

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    Section  3.7.   QUORUM.   At  each meeting  of the  Board of  Directors, the
presence of not less than a majority of the Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. In determining the presence of a quorum at a meeting of the Directors or a committee thereof for the purpose of authorizing a contract or transaction between the corporation and one or more of its Directors, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors are directors or officers, or have a financial interest, such interested Directors may be counted in determining a quorum.

    Section 3.8. PRESUMPTION OF ASSENT. Unless otherwise provided by statute, a director of the corporation who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

    Section 3.9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the Board or such committee.

    Section 3.10. PRESIDING OFFICER. The presiding officer of any meeting of the Board of Directors shall be the Chairman of the Board, or in his absence, the President.

    Section 3.11. COMMITTEE OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate three or more Directors to constitute an Executive Committee, which committee, when the Board of Directors is not in session shall have and exercise all of the authority of the Board of Directors in the management of the corporation except to the extent, if any, that such authority shall be limited by resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors which cannot be delegated under the law, or:

       a.  to amend the Certificate of Incorporation;

       b. to adopt a plan of merger or consolidation with another corporation or corporations;

       c. to recommend to shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property and assets of the corporation if not made in the ordinary course of its business;

       d.  to  recommend  to  shareholders   a  voluntary  dissolution  of   the
           corporation or a revocation thereof;

       e.  to amend, alter or repeal the By-Laws of the corporation;

       f. to elect or remove officers of the corporation or members of the Executive Committee;

       g.  to fix the compensation of any member of the Executive Committee;

       h.  to declare dividends; or

       i. to amend, alter or repeal any resolution of the Board of Directors which by its terms provides that it shall not be amended, altered or repealed by the Executive Committee.

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The Chairman  of the  Executive Committee  shall be  appointed by  the Board  of
Directors at the time its members are designated. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may from time to time by resolution fix. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

    A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the whole Board of Directors. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the whole Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified, therein, the acceptance of such resignation shall not be necessary to make it effective. The Executive Committee may fix its own rules of procedure which shall not be inconsistent with these By-Laws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information only at the meeting thereof held next after the proceedings shall have been taken.

    The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more additional committees, each committee to consist of two or more Directors of the corporation, to perform specific functions on behalf of the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member thereof.

    Section 3.12. FEES AND COMPENSATION OF DIRECTORS. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. The Board of Directors may allow by resolution a fixed monthly or annual sum payable to such director or directors as are not officers or employees of the corporation as compensation to such director or directors for extended consideration of corporation matters implicit in the office of such director. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at meetings or a stated salary as directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

    Section 3.13. RELIANCE UPON RECORDS. Every director of the corporation, or member of any committee designated by the Board of Directors pursuant to authority conferred by Section 3.11. of these By-Laws, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the corporation including, without limiting the generality of the foregoing, those as to the value and amount of assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which the corporation's stock might properly be purchased or redeemed.

                                       7
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                                   ARTICLE IV
                                    NOTICES

    Section 4.1. MANNER OF NOTICE. Whenever under the provisions of the statutes of these By-Laws notice is required to be given to any director, member of any committee designated by the Board of Directors pursuant to authority conferred by Section 3.11. of these By-Laws or shareholder, it shall not be construed to require personal delivery, and such notice may be given in writing by depositing it, in a sealed envelope, in the United States mails, air mail or first class, postage prepaid, addressed to (or by delivering it to a telegraph company, charges prepaid, for transmission to) such director, member or shareholder either at the address of such director, member or shareholder as it appears on the books of the corporation or, in the case of such a director or member, at his business address; and such notice shall be deemed to be given at the time when it is thus deposited in the United States mails (or delivered to the telegraph company).

    Section 4.2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V
                                    OFFICERS

    Section 5.1. OFFICES AND OFFICIAL POSITIONS. The officers of the corporation shall be a Chairman of the Board, a President, a Chief Executive Officer, and Executive Vice President, A Vice President -- Finance, one or more additional Vice Presidents, the number thereof to be determined by the Board of Directors, a Treasurer, a Controller, a Secretary, and such Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may determine. Any two or more offices may be held by the same person, except the offices of President and Secretary. None of the officers need be a director, a shareholder of the corporation or a resident of the State of Delaware. The
Board of Directors may from time to time establish, and abolish official positions within such divisions into which the business and operations of the corporation may be divided pursuant to Section 6.1. of these By-Laws, and assign titles and duties to such positions. Those appointed to official positions within divisions may, but need not, be officers of the corporation. The Board of Directors shall appoint officers to official positions within a division and may with or without cause remove from such a position any person appointed to it. In any event, the authority incident to an official position within a division shall be limited to acts and transactions within the scope of the business and operations of such division.

    Section 5.2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at their first meeting held after each regular annual meeting of the shareholders. If the election of officers shall not be held at such meeting of the Board, such election shall be held at a regular or special meeting of the Board of Directors as soon thereafter as may be convenient. Each officer shall hold office for such term as the Board of Directors shall specify, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not in itself create contract rights.

    Section 5.3. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office at any regular or special meeting of the Board; but such removal shall be without prejudice to the contract rights, if any, of such person so removed. Any officer may resign at any time by giving written notice to the Board of Directors, to the President or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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
    Section  5.4.    VACANCIES.   A  vacancy  in any  office  because  of death,
resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

    Section 5.5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors and shall consult and advise with the other officers of the corporation in connection with its operation.

    Section 5.6. PRESIDENT. The President shall preside at all meetings of the shareholders and of the Board of Directors in the absence of the Chairman of the Board, and of committees of directors of the corporation of which he is a member. He shall direct the activities of the corporation in accordance with policies and objectives established by the Board of Directors. He shall execute any deeds, mortgages, bonds, contracts or other instruments of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the corporation. He may sign, with the Secretary or any Assistant Secretary, certificates for shares of stock of the corporation the issuance of which shall have been authorized by the Board of Directors, shall vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the corporation, shall have the general powers and duties of management usually vested in the office of a President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

    Section 5.7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall have authority to designate the duties and powers of officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the statutes, these By-Laws, or action of the Board of Directors. He shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors. The authority and responsibilities of the Chief Executive Officer shall be assigned by the Board of Directors to either the Chairman of the Board or the President. His actions shall be executed through the office of the President.

    Section 5.8. EXECUTIVE VICE PRESIDENT. The Executive Vice President shall be vested with all of the powers and shall perform all of the duties of the President in the absence of the President. He shall familiarize himself with the overall operations of the business under the direction of the President and shall do and perform such duties as from time to time may be assigned to him by the President and the Board of Directors.

    Section 5.9. VICE PRESIDENT -- FINANCE. The Vice President-Finance, as the chief financial officer of the corporation, shall: (a) be responsible to the President, the Executive Vice President and the Board of Directors for all the property of the corporation, tangible and intangible, and for the receipt, custody and disbursement of all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with the provisions of Section 7.4 of these By-Laws; (c) disburse the funds of the corporation as ordered by the President or as required in the ordinary conduct of the business of the corporation; (d) render to the President or Board of Directors, upon request, an account of all his transactions as Vice President-Finance and such other duties as from time to time may be assigned to him by the President, by the Board of Directors or these By-Laws. He may delegate such details of the performance of duties of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead.

    Section 5.10. VICE PRESIDENTS. In the absence or inability to act of the President, the Executive Vice President, the Vice Presidents in order of their ranking by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, or the President, shall perform all duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such

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
other duties, not inconsistent with the statutes, these By-Laws, or action of the Board of Directors, as from time to time may be prescribed for them, respectively, by the President. Any Vice President may sign, with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certificates for shares of stock of the corporation the issuance of which shall have been authorized by the Board of Directors.

    Section 5.11. SECRETARY. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) have charge of the corporate records and of the seal of the corporation; (d) affix the seal of the corporation, or cause it to be affixed, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of the By-Laws; (e) keep a register of the post office address of each shareholder, director and committee member, which shall from time to time be furnished to the Secretary by such shareholder, director or member; (f) sign with the President, the Executive Vice President, or a Vice President, certificates for shares of stock of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Executive Vice President or by the Board of Directors. He may delegate such details of the performance of duties of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead.

    Section  5.12.  TREASURER.   In the absence or inability  to act of the Vice
President -- Finance, the Treasurer shall perform all duties of the Vice President -- Finance and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Vice President -- Finance. The Treasurer shall have such other powers and perform such other duties, not inconsistent with the statutes, these By-Laws, or action of the Board of Directors, as from time to time may be prescribed for him by the Vice President
- -Finance. The Treasurer may delegate such details of the performance of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead.

    Section 5.13. CONTROLLER. The Controller shall be the Chief Accounting Officer of the corporation and shall have the responsibility for the accounts and accounting practices of the corporation; maintain records of assets, liabilities, and transactions thereof, and provide for regular audits; initiate and execute measures calculated to provide the maximum safety, clarity and efficiency in the recording and reporting of transactions; prepare and direct all budgets; and verify all authorizations. He shall do and perform such duties as from time to time may be assigned to him by the Vice President -- Finance or the Board of Directors.

    Section  5.14.    ASSISTANT  TREASURERS  AND  ASSISTANT  SECRETARIES.    The
Assistant Treasurers and Assistant Secretaries shall, in the absence of the Treasurer or Secretary, respectively, perform all functions and duties which such absent officer may delegate; but such delegation shall in nowise relieve the absent officer from the responsibilities and liabilities of his office. In addition, an Assistant Secretary, as thereto authorized by the Board of Directors, may sign with the President, the Executive Vice President or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors; and the Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or Board of Directors.

    Section 5.15. DELEGATION OF DUTIES. In case of the absence of an officer of the corporation or for any other reason that may seem sufficient to the Board of Directors, said Board may delegate for the time being the powers and duties of such officer to any other officer or to any Director except where otherwise provided by law.

    Section 5.16.  COMPENSATION.   The salaries of  the officers shall be  fixed
from time to time by the Board of Directors or a Committee of the Board of Directors designated by the Board with the

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
exception of the salaries of such Committee, which shall be established by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

    Section 5.17. PERFORMANCE BOND. The Board of Directors may request any officer, agent or employee of the corporation to furnish a bond of such sum and with such sureties as it may deem advisable for the faithful performance of the duties of such officer, agent or employee.

                                   ARTICLE VI
                                   DIVISIONS

    Section 6.1.  DIVISIONS  OF THE CORPORATION.   The Board of Directors  shall
have the power to create and establish such operating divisions of the corporation as they may from time to time deem advisable.

    Section 6.2. OFFICIAL POSITIONS WITHIN A DIVISION. The President may appoint individuals who are not officers of the corporation to, and may, with or without cause, remove them from, official positions established with a division, but not filled by the Board of Directors. (See also Section 5.1 of these By-Laws.)

                                  ARTICLE VII
                      CONTRACT, LOANS, CHECKS AND DEPOSITS

    Section 7.1. CONTRACTS AND OTHER INSTRUMENTS. The Board of Directors may authorize any officer of officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, or of any division thereof, and such authority may be general or confined to specific instances.

    Section 7.2. LOANS. No loans shall be contracted on behalf of the corporation or any division thereof, and no evidence of indebtedness shall be issued in the name of the corporation, or any division thereof, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

    Section 7.3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, or any division thereof, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

    Section 7.4. DEPOSITS. All funds of the corporation, or any divisions thereof, not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VIII
                    CERTIFICATES OF STOCK AND THEIR TRANSFER

    Section 8.1. CERTIFICATES OF STOCK. The certificates of stock of the corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President, the Executive Vice President, or a Vice President and the Secretary or an Assistant Secretary. If any stock certificate is signed (a) by a transfer agent or an assistant transfer agent or
(b) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer may be facsimile. In case any such officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate has been delivered by the corporation, such certificate may nevertheless be delivered by the corporation, as though the person whose facsimile signature has

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
been used thereon had not ceased to be such officer. All certificates properly surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares shall have been surrendered and canceled and the corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and with such indemnity (if any) to the corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to the transfer agent. (See Section 8.2.)

    Section 8.2. LOST OR DESTROYED CERTIFICATES. The Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent, may direct a new certificate or certificates to be issued by the corporation in place of the certificate or certificates alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

    Section 8.3. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, it shall be the duty of the corporation, subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of capital stock of the corporation, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof or by his attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the corporation.

    Section 8.4. RESTRICTIONS ON TRANSFER. Any shareholder may enter into an agreement with other shareholders or with the corporation providing any reasonable limitation or restriction on the right of such shareholder to transfer shares of common stock of the corporation held by him, including, without limiting the generality of the foregoing, agreements granting to such other shareholders or to the corporation the right to purchase for a given period of time any of such shares on terms equal to terms offered such shareholders by any third party. Any such limitation or restriction on the transfer of shares of this corporation may be set forth on certificates representing shares of common stock or notice thereof may be otherwise given to the corporation or the transfer agent, in which case the corporation or the transfer agent shall not transfer such shares upon the books of the corporation without receipt of satisfactory evidence of compliance with the terms of such limitation or restriction; provided, however, no such restriction, unless noted conspicuously on the security, shall be effective against anyone found by a court of competent jurisdiction to be other than a person with actual knowledge of the restriction.

    Section 8.5. NO FRACTIONAL SHARE CERTIFICATES. Certificates shall not be issued representing fractional shares of stock.

    Section 8.6. SHAREHOLDERS OF RECORD. The corporation shall be entitled to treat the holder of record of any shares or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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
                                   ARTICLE IX
                               GENERAL PROVISIONS

    Section 9.1. FISCAL YEAR. The fiscal year of the corporation shall begin on December 1 of each year and end on November 30 of the next succeeding calendar year.

    Section 9.2. SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the words "CORPORATE SEAL" and "DELAWARE"; and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced, or otherwise.

                                   ARTICLE X
                                   AMENDMENTS

    Section 10.1. Except as provided in Sections 2.2, 3.1, and 3.2 of these By-Laws, any provision of these By-Laws may be altered, amended or repealed from time to time by the affirmative vote of a majority of the directors then qualified and acting at any regular meeting of the Board at which a quorum is present, or at any special meeting of the Board at which a quorum is present if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting; provided, however, that no reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term in office.

March 29, 1969
Amended and Restated June 30, 1969
Amended January 3, 1980
Amended January 31, 1981
Amended February 11, 1983
Amended March 26, 1983
Amended June 25, 1985
Amended October 8, 1985
Amended December 1, 1988
Amended January 20, 1992
Amended January 27, 1994

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